RULE 13d-1 (f)(1)

     The undersigned, on this 15th day of February, 1998 agree and consent to the joint filing on behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Cumulus Media Inc.


                         DBBC OF GEORGIA, LLC

                         By:/s/ Lewis W. Dickey, Jr.
                           -----------------------
                           President


                         /s/ Lewis W. Dickey, Jr.
                         ---------------------------
                         Lewis W. Dickey, Jr.